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                                                                    EXHIBIT 99.1

                   PRELIMINARY PROXY - SUBJECT TO COMPLETION

              WEB MEDIA VENTURES, L.L.C. d/b/a ONE & ONLY NETWORK

The undersigned, revoking any previous proxies relating to these Units, hereby acknowledges receipt of the Notice and Proxy Statement-Prospectus dated ______, 1999 in connection with the Special Meeting of Unitholders to be held at ___ a.m., Central Time, on ____, 1999 at 5307 East Mockingbird Lane, Suite 102, Dallas, Texas and hereby appoints David Kennedy (with full power to act alone), the attorney and proxy of the undersigned, with power of substitution, to vote all Units of Web Media Ventures registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Members, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

Whether or not you expect to attend the Special Meeting, you are urged to execute and return this Proxy, which you may revoke at any time prior to its use.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposal 1.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

                   [X] Please mark votes as in this example.

THE WEB MEDIA MEMBER-MANAGERS RECOMMENDS A VOTE FOR THE PROPOSAL:

1. Proposal to approve and adopt the Agreement and Plan of Reorganization by and among TicketMaster Online-CitySearch, Inc., Web Media Ventures, L.L.C., and William Bunker, David Kennedy and Glenn Wiggins, and approve the merger and the transactions contemplated thereby.

       [_] FOR                   [_] AGAINST                     [_] ABSTAIN


                    Dated: _________________________________, 1999

                    ______________________________________________
                    Signature(s) of Member(s)

                    NOTE:  The signature(s) should appear the same as it
                    (they) appear(s) on the address label on this Proxy. When signing as executor, administrator, trustee, guardian, or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE WEB MEDIA MEMBER-MANAGERS